                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                    WESTCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                                 Westcorp Logo

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618

                                                                  March 29, 1999

TO OUR SHAREHOLDERS

     You are cordially invited to attend the Annual Meeting of Shareholders of Westcorp (the "Company") to be held at 10:00 a.m. on April 27, 1999, at the Corporate Headquarters in Irvine, California. The Board of Directors and management hope that you will be able to attend the Annual Meeting in person.

     At the Annual Meeting, holders of the Company's common stock will be asked to vote (i) for the election of Directors, (ii) to approve the adoption of the Amended and Restated 1991 Stock Option Plan and (iii) to ratify the appointment of Ernst & Young LLP, as the independent accountants for the Company for fiscal 1999. A formal Notice of Annual Meeting of Shareholders, Westcorp's 1998 Annual Report, the Company's Proxy Statement and a proxy card for the Annual Meeting accompany this letter.

     To assure that your shares will be represented, we ask that you read the enclosed materials and complete, sign, date and return the proxy card as soon as possible. Your vote, regardless of the number of shares you own, is important.

     We urge you to indicate your approval by voting FOR the matters indicated in the Notice and ask that you vote promptly. If you attend the Annual Meeting, you may vote in person if you desire, even if you have previously mailed your proxy card.

     On behalf of the Board of Directors, we thank you for your cooperation and continuing support.

                                          Sincerely,

                                          Ernest S. Rady
                                          Chairman of the Board and
                                          Chief Executive Officer

                                 Westcorp Logo

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 1999

To the Shareholders of Westcorp:

     The Annual Meeting of Shareholders of Westcorp, a California corporation ("the Company") will be held at the Corporate Headquarters, 23 Pasteur Road, Irvine, California, on Tuesday, April 27, 1999, at 10:00 a.m., for the following purposes:

     1. To elect four Directors for terms expiring in 2001.

     2. To approve the adoption of the Amended and Restated 1991 Stock Option Plan.

     3. To ratify the appointment of Ernst & Young LLP as the independent accountants for Westcorp for fiscal 1999.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has selected March 8, 1999, as the Record Date (the "Record Date") for the Annual Meeting. Those holders of record of the Company's Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All shareholders are requested to complete, date and sign the enclosed proxy card promptly and return it in the accompanying postage prepaid self-addressed envelope, whether or not they expect to attend the Annual Meeting, in order to assure that their shares will be represented.

     Since mail delays occur, it is important that the proxy card be mailed well in advance of the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, each proxy card should be signed and returned to ensure that all your shares will be properly voted.

                                          By Order of the Board of Directors

                                          Guy Du Bose
                                          Secretary

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     FOR BANKS, BROKERAGE HOUSES AND NOMINEE HOLDERS, REQUESTS FOR ADDITIONAL COPIES OF THE COMPANY'S PROXY MATERIALS SHOULD BE ADDRESSED TO GUY DU BOSE, ESQ., WESTCORP, 23 PASTEUR ROAD, IRVINE, CALIFORNIA 92618.

                                 Westcorp Logo

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                                PROXY STATEMENT

          APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:
                                 MARCH 31, 1999

     This Proxy Statement constitutes the Proxy Statement of Westcorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on April 27, 1999, and any adjournments thereof (the "Meeting").

MEETING DATE AND LOCATION

     The Meeting to consider the business described below will be held on April 27, 1999, at 10:00 a.m., at the Corporate Headquarters, 23 Pasteur Road, Irvine, California 92618.

PURPOSES

     At the Meeting, the shareholders will consider and vote on proposals to (i) elect Class I Directors of the Company to serve until 2001, (ii) approve the adoption of the Amended and Restated 1991 Stock Option Plan, and (iii) ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 1999.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

     The close of business on March 8, 1999, is the Record Date (the "Record Date") for determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. On that date there were approximately 26,475,090 shares of the Company's Common Stock, $1.00 par value ("Common Stock"), outstanding and no shares of any other class of stock outstanding.

VOTE REQUIRED

     Each share of the Common Stock outstanding on the Record Date will be entitled to one vote with respect to approval of the various proposals submitted to the shareholders. Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants is not required to be submitted for shareholder approval and although shareholder approval is not binding, the Board of Directors has elected to seek ratification by the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting.

MARKET VALUE OF STOCK

     As of Monday, March 8, 1999, Westcorp Common Stock had a market price of $7.75 per share. The Common Stock of Westcorp is traded on the New York Stock Exchange.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each shareholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement. The entire cost of soliciting these proxies will be borne by the Company.

     Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted FOR the election of Class I Directors specified herein, FOR the approval of the adoption of the Amended and Restated 1991 Stock Option Plan, and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 1999, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided on the proxy card, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the person designated as proxy will take such actions as he or she, in his or her discretion, may deem advisable. The persons named as proxy and alternate were selected by the Board of Directors of the Company. Mr. Rady is an Officer and Director of the Company and Ms. Schaefer is an Officer.

     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (a) a later dated proxy,
(b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.

                               VOTING SECURITIES

     The Company has outstanding Common Stock, of which approximately 26,475,090 shares were outstanding as of the Record Date. Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of the Common Stock is entitled to one vote.

              AMENDED AND RESTATED 1991 STOCK OPTION PLAN PROPOSAL

     The following discussion summarizes certain aspects of the proposed Amended and Restated Westcorp 1991 Stock Option Plan.

GENERAL

     Pursuant to the 1991 Stock Option Plan, employees of Westcorp and its subsidiaries and directors of Westcorp are eligible to be granted options under the 1991 Stock Option Plan. However, the 1991 Stock Option Plan does not permit options to be granted to directors of any of Westcorp's subsidiaries if such directors are not also employees of Westcorp or one of its subsidiaries. Further details about the 1991 Stock Option Plan are discussed in "Compensation -- Certain Benefits -- 1991 Stock Option Plan."

PROPOSED AMENDMENT

     At the Annual Meeting, it will be proposed that the Company's shareholders approve the amendment and restatement of the 1991 Stock Option Plan to permit stock options to be granted under the 1991 Stock Option Plan to persons who are directors of either of the Company's two principal subsidiaries, Western Financial Bank (the "Bank") and WFS Financial Inc ("WFS"), but who are not also employees of the Company or any subsidiary of the Company. Pursuant to the 1991 Stock Option Plan and applicable law, such directors would only be eligible to receive "non-qualified options." In all other respects, the grant of options to such directors and the terms of those options would be subject to the same provisions currently applicable under the 1991 Stock Option Plan to similar options granted to directors of the Company who are not also employees.

     The Board of Directors of the Company, in adopting the proposed amendment and restatement, determined that in light of the significant contributions the Bank and WFS make to the performance of the Company that the best interests of the Company and its shareholders will be served by permitting directors of those entities who are not also employees to participate in the Company's success. The Board of Directors of the Company believes that the 1991 Stock Option Plan, as amended and restated, will enhance the ability of the Company to attract and maintain qualified directors for the Bank and WFS upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business. It is anticipated that the acquisition of proprietary interests in the Company will provide those directors with a further incentive to continue as directors of the Bank or WFS and to increase their efforts to maximize the success of those subsidiaries.

     The proposed amendment and restatement does not increase the number of shares of the Company devoted to the 1991 Stock Option Plan, but only increases the scope of persons eligible to receive options under the 1991 Stock Option Plan. The amendment and restatement of the 1991 Stock Option Plan does not, therefor, have any dilutive effect upon the shareholders of the Company. The Company's Board of Directors will be requesting an affirmative vote by its shareholders on this proposal.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, four nominees, Howard C. Reese, Charles E. Scribner, Robert T. Barnum and Roy A. Henderson are nominated for election as Class I Directors, each Director to serve until 2001 and until his successor is elected and qualified. Nominee Reese has been a Director since 1996, nominees Scribner, Barnum and Henderson, since 1998. The person named as proxy and his alternate in the accompanying proxy have advised the Company of their intention to vote shares covered by proxies received in favor of the election of the nominees named above, each of whom have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unavailable for any reason, the proxy or his alternate in his or her discretion will vote for substitute nominees of the Board, unless otherwise instructed.

     The following information is submitted concerning the Directors of the Company, including nominees for election, Howard C. Reese, Charles E. Scribner, Robert T. Barnum and Roy A. Henderson.

                                DIRECTOR
   NAME OF DIRECTOR      AGE     SINCE                  WESTCORP
   ----------------      ---    --------    ---------------------------------
Ernest S. Rady**         61       1982      Chairman of the Board of
                                            Directors
Stanley E. Foster**      71       1992      Director
Judith M. Bardwick**     66       1994      Director
Howard C. Reese*         67       1996      Director
Charles E. Scribner*     61       1998      Director
Robert T. Barnum*        53       1998      Director
Roy A. Henderson*        56       1998      Director

---------------
 * Class I Director, to serve until 2001

** Class II Director, to serve until 2000

     The following information is submitted concerning each of the Directors:

     ERNEST S. RADY has served as Chairman of the Board and Chief Executive Officer of the Company since 1982. He also served as President from 1982 to March 23, l999. He has been Chairman of the Board of the Bank since 1992; a director since 1982; and President and Chief Executive Officer from June, 1994 to January, 1996, and again, from March 23, 1998 to March 23, 1999. He is currently Chairman of the Board and Chief Executive Officer. He also served as Chairman of the Board of Western Thrift and Loan Association, a predecessor of the Bank, from 1972. He is also Chairman of the Board of WFS Financial Inc. Mr. Rady is a principal shareholder, manager and consultant to a group of companies engaged in real estate management and development; property and casualty insurance; oil and gas exploration and development; and beverage distribution.

     STANLEY E. FOSTER has been President and Chief Executive Officer of Foster Investment Corporation and its predecessor Ratner Corporation, an apparel manufacturing and investment company headquartered in San Diego, California, since 1954. Mr. Foster also serves as the Chairman of the Board of Directors of Hang Ten International, Inc., and is a director of Postal Annex Plus, Inc.; Accucom, Inc.; Cartronics, Inc.; and Hot Topic, Inc. Mr. Foster has been a director of the Company since 1992.

     JUDITH M. BARDWICK, PH.D., is President and founder of Bardwick and Associates, a management consulting firm. In addition to her many academic achievements, Dr. Bardwick has been an active business consultant for more than two decades. Dr. Bardwick earned a B.S. degree from Purdue University and an M.S. from Cornell. She received her Ph.D. from the University of Michigan and subsequently became a Full Professor and Associate Dean of the College of Literature Science and the Arts at that university. Dr. Bardwick has devoted herself to consulting and business-related research and writing, concentrating on issues relating to improving organizational efficiency and management skills. She is also currently a clinical Professor of Psychiatry at the University of California at San Diego and has worked as a psychological therapist. Her most recent business book, In Praise of Good Business, was published in 1998. She is the author of three other books; in addition, she has published more than 70 articles on a wide range of topics during her distinguished career. Dr. Bardwick has been a director of the Company since 1994.

     HOWARD C. REESE joined the Company in 1987 as President and Chief Executive Officer of its subsidiary Westcorp Financial Services, Inc. (now WFS). He retired as President and CEO in 1996, and continues to serve in a consulting capacity. He began his career in consumer finance with Household Finance Corporation in 1953 where he managed several branch offices in southern California. In 1963, he joined Fireside Thrift Company as a manager. He progressed through the ranks as Supervisor, Assistant Vice President and Regional Director, and ultimately to Operations Vice President in charge of 73 branch offices within the state of California.

     CHARLES E. SCRIBNER was with Bank of America 34 years, retiring in May, 1994. From 1979 to 1983 he was Regional Senior Vice President in charge of the Orange County/Los Angeles coastal region, responsible for loan deposits and general operations of 150 branches in the region. From 1984 to 1986 he was Senior Vice President and General Manager of the northern Asian operation for Bank of America headquartered in Tokyo, and later became Area Manager of southern Asia for Bank of America from 1986 through 1989. He was in charge of all banking activities in eight countries and was headquartered in Singapore. From 1990 to 1994 he served as Bank of America's Executive Vice President and General Manager of the southern California Commercial Banking wholesale activities. Mr. Scribner presently serves on the board of Western Insurance Holdings and is a trustee of Scripps Health. Except for the noted directorships, Mr. Scribner has been retired since May, 1994.

     ROBERT T. BARNUM has been a private investor and advisor to several private equity funds for the past two years. From 1989 until the company's sale in 1997, Mr. Barnum was the CFO, then the COO of American Savings. American Savings was a $20 billion California thrift that was owned by the Robert M. Bass group. Mr. Barnum was a director of National Re until its sale to General Re in 1996 and of Harborside Healthcare until its recapitalization in 1997. He is currently a director of Center Trust Retail Properties (a publicly held REIT) and Berkshire Mortgage Finance, a privately held commercial mortgage bank.

     ROY A. HENDERSON is an investor and consultant to early stage companies. He joined the Company's Board of Directors in 1998. Previously, he served from April, 1996 to September, 1997 as Vice Chairman of Union Bank of California where he was responsible for trust and investment management, private banking, mutual funds and investment underwriting. He was Vice Chairman of The Bank of California from September, 1993 to April, 1996. His responsibilities there included commercial & retail banking, commercial and residential real estate lending, trust and investment management, private banking, HighMark mutual funds and investments. Prior to that, he served as Vice Chairman of Seafirst Corporation and Seafirst Bank. He then became President and COO of Puget Sound Bancorp and also of its principal subsidiary, Puget Sound National Bank. Mr. Henderson currently serves on the boards of The University of Puget Sound and the Seattle Museum of Flight. He was previously on the board of MasterCard International.

COMMITTEES OF THE BOARD

     The Company has a standing Audit Committee, consisting at present of Stanley E. Foster (Chairman), Charles E. Scribner and Robert T. Barnum. The functions of the Audit Committee are to make recommendations to the Board with respect to the engagement of the Company's independent public accountants; to review the effectiveness of the Company's systems of internal controls; and to review, upon the request of management, professional services to be provided to the Company by outside auditors. The Company has contracted with its outside auditors to perform expanded audit procedures previously performed by an internal audit department. The Audit Committee held five meetings in 1998.

     The Company has a standing Compensation Committee whose current members are Charles E. Scribner (Chairman), Judith M. Bardwick and Robert T. Barnum. The Compensation Committee reviews and approves recommendations for annual salaries of employees paid by the Company and reviews and sets the levels of compensation of senior management, as well as establishing policies applicable to, performance related to, and basis for compensation. The Compensation Committee held three meetings during 1998.

     The Executive Committee has the powers of the Board of Directors except as precluded by law and the Company's bylaws. The Executive Committee was comprised of Messrs. Rady, Henderson and Scribner during 1998.

     The Directors of the Company, the Bank and WFS, being cognizant of the risks associated with Year 2000 computer issues ("Y2K"), recognize the need to be actively involved in the Company's plans to mitigate exposure to those risks. Therefore, the joint Bank/WFS Year 2000 Committee, consisting of Stanley E. Foster, Bernard E. Fipp, Charles E. Scribner, Duane A. Nelles and Ernest S. Rady, was established and met two times in 1998. The Committee oversees and monitors the Y2K remediation plans and provides guidance to the Year 2000 project.

MEETINGS OF THE BOARD

     The Board of Directors of the Company held a total of eight meetings during 1998. All directors have attended at least 75% of the meetings of the Board of Directors except Judith M. Bardwick and Stanley E. Foster who both attended 62.5% of the meetings.

COMPENSATION OF DIRECTORS

     Each director who is not also an officer of the Company or any of its subsidiaries received $4,500 per quarterly Board meeting and $2,250 for non-quarterly Board meetings attended, and $1,000 for each committee meeting which is not held in conjunction with a Board meeting. Directors who are also officers of the Company or any of its subsidiaries are not compensated for their services as directors, and directors who attend a Company or WFS board meeting on the same day are compensated for only one of the two meetings.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to the executive officers of the Company who are not directors. Some officers providing services to the Company are employed by related companies of the Company, and provide those services at fair market value to the Company, while also serving as officers of the Company.

                                                                            OFFICER
          NAME                           POSITION                    AGE     SINCE
          ----                           --------                    ---    -------
Joy Schaefer              President and Chief Operating Officer      39      1990
                          of the Company; Vice Chairman of the
                          Board of Directors and Chief Executive
                          Officer of WFS
Lee A. Whatcott           Senior Vice President, Chief Financial     39      1988
                          Officer
Richard W. Stephan        Senior Vice President, Chief               60      1994
                          Information Officer
Thomas Wolfe              Senior Vice President                      39      1998
J. Keith Palmer           Vice President and Treasurer               38      1993
Mark Olson                Vice President and Controller              35      1994
Guy Du Bose               Vice President, General Counsel and        44      1992
                          Secretary
Anne M. FitzGerald        Vice President, Director of Human          39      1995
                          Resources
Ralph Boulware            Vice President                             55      1996
James E. Tecca            President of the Bank                      55      1996
Kevin R. Farrenkopf       Senior Vice President of the Bank          37      1987
Jeffrey D. Pratt          Senior Vice President of the Bank          39      1991
Ron Wilsie                Senior Vice President of the Bank          47      1997

     The following is a brief account of the business experience of each executive officer who is not a director.

     JOY SCHAEFER is President and Chief Operating Officer of the Company. Ms. Schaefer is also Chief Executive Officer and a Vice Chairman of the Board of Directors of WFS. She served first as Senior Vice President, Chief Financial Officer and Treasurer of the Bank since March, 1992, and was elected Executive Vice President in January, 1994 and Chief Operating Officer and Senior Executive Vice President in December, 1994. Ms. Schaefer joined the Bank on January 1, 1990, as Assistant Vice President and Assistant Treasurer. Prior to her association with the Bank, she was a Manager in the financial institutions group of the company now known as Ernst & Young LLP, in the Long Beach, California and Springfield, Illinois offices, and with Illinois National Bank in Springfield, Illinois. Ms. Schaefer also held various positions with Liberty National Bank in Oklahoma City, Oklahoma, from 1985 to 1988.

     LEE A. WHATCOTT has served as Senior Vice President and Chief Financial Officer of the Company since 1995; he also serves as Executive Vice President and Chief Financial Officer of the Bank and WFS. Mr. Whatcott joined the Company in 1988 and became Vice President, Controller in 1992. Prior to joining the Company, he was employed by what is now known as Ernst & Young LLP, independent auditors, and an international accounting firm. He is licensed as a Certified Public Accountant in the state of California and is a member of the American Institute of Certified Public Accountants.

     RICHARD W. STEPHAN has served as Senior Vice President and Chief Information Officer of the Company since 1996. He is also Executive Vice President of WFS, and Executive Vice President and Chief Information Officer of the Bank. Mr. Stephan has over 25 years of experience in the information technology field with the last 20 years in the financial institution services industry. Prior to his association with the Company, Mr. Stephan was an Executive Vice President of FiServ, Inc., a major provider of information services to the banking industry and he was a partner with the company now known as Ernst and Young LLP, where he managed the consulting practice for the Western Region, served as the Senior Technology Partner for the firm for the banking industry and was a member of the planning committee for the firm-wide banking practice. Mr. Stephan is a member of the Chief Information Officer National Association and is a Certified Systems Professional.

     THOMAS WOLFE is Senior Vice President of the Company and is also President and Chief Operating Officer of WFS since March of 1999. Mr. Wolfe began his career with WFS as Executive Vice President and National Production Manager in April, 1998. Prior to joining WFS, he held the position of National Production Manager at Key Auto Finance, where he oversaw the production of the indirect auto finance business which included prime, sub-prime, leasing and commercial lending. Mr. Wolfe has been in the auto finance and consumer credit industry since 1982. He previously held positions with Citibank and General Motors Acceptance Corporation. He graduated from Oregon State University in 1981 with a degree in finance.

     J. KEITH PALMER is Vice President and Treasurer of the Company; Senior Vice President and Treasurer of the Bank. He has also served as Senior Vice President and Treasurer of WFS since 1995. Prior to joining the Bank in 1993, Mr. Palmer served as a Capital Markets Examiner with the Office of Thrift Supervision from 1991 to 1993. From 1986 to 1991, Mr. Palmer served in various capacities with the Office of Thrift Supervision. Mr. Palmer has worked in the banking industry for 14 years.

     MARK OLSON is Vice President and Controller of the Company; Senior Vice President and Controller of WFS and the Bank. He joined the Company in 1991 as Accounting Systems Director and has held various positions since that time including: Loan Accounting Manager from 1992 - 93, Director of Accounting and Operations from 1993 - 94, Assistant Controller from 1994 - 95, and he has been Controller since 1995. Prior to joining the Company, Mr. Olson was employed by what is now known as Ernst & Young LLP, independent auditors and an international accounting firm. Mr. Olson is a licensed Certified Public Accountant in the state of California and is a member of the American Institute of Certified Public Accountants.

     GUY DU BOSE is Vice President, General Counsel and Secretary of the Company; and Senior Vice President, General Counsel and Secretary of the Bank and WFS. He started as Vice President and Legal Counsel of the Bank in November, 1992. Prior to his association with the Company, Mr. Du Bose was Chief Operating Officer and General Counsel of Guardian Federal Savings, Senior Vice President and General Counsel of Mercury Federal Savings and Loan Association and Corporate Counsel of Southern California Savings. He earned a B.A. from USC, a J.D. from Whittier College and LL.M. from Cambridge University. Mr. Du Bose is an active member of the California State Bar Association and a member of various professional associations.

     ANNE M. FITZGERALD joined the Company in 1995 and serves as Vice President, Director of Human Resources of the Company and the Bank; and Senior Vice President, Director of Human Resources, of WFS. Ms. FitzGerald has over 15 years experience in the Human Resources field, and spent 5 1/2 years, prior to joining Westcorp, working for Pepsi Cola, ultimately as Director of Human Resources for the southern California business unit. Previous experience includes various Human Resources positions working for Pier 1 Imports and Texas Instruments. Ms. FitzGerald holds her Masters in Labor and Industrial Relations from Michigan State University and her Masters in Business Administration from Southern Methodist University.

     RALPH BOULWARE is Vice President of the Company and Senior Vice President of the Bank and WFS. He received a B.S. degree in Information Systems Management from the University of San Francisco, and an Executive M.B.A. degree from the University of California at Los Angeles. His previous experience has included First Interstate Bank and both domestic and international assignments with Electronic Data Systems (EDS). He was with ARNI, Inc. from 1992 - 1996. Mr. Boulware joined WFS in 1996 as Vice President of Operations in Information Services. In 1997, he was promoted to Senior Vice President of WFS, as Director of Regional Service Center Operations. Among his areas of responsibilities at WFS are corporate real estate, corporate support functions, and two regional business centers (located in Dallas, TX, and Irvine, CA) which provide back office support for auto financing. In 1998, the Bank promoted him to Senior Vice President.

     JAMES E. TECCA is President of the Bank, serving since March, 1999, after serving as Executive Vice President since April, 1996, in charge of the Commercial Banking Group. Mr. Tecca has over 30 years of banking experience in California, specializing in corporate and retail banking. Prior to joining the Bank, he was Senior Vice President with Bank of America for 20 years. In addition, Mr. Tecca was Chief Operating Officer with Bay View Federal Bank in San Francisco and President and Chief Executive Officer of Girard Savings Bank in San Diego.

     KEVIN R. FARRENKOPF has served as Senior Vice President of the Retail Banking Division of the Bank since October, 1995, after serving as Divisional Vice President for Retail Banking since 1994. Previously, Mr. Farrenkopf served as Regional Vice President in 1993, Vice President in 1990 and Branch Manager in 1987, which is also the year he was hired. He is currently a director of WestFin Securities Corporation, a subsidiary of the Bank. He has 16 years experience in the industry, the first four spent at Norwest Financial, Inc. He is a member of the Western League of Savings Institutions, serving on the Retail Banking Committee.

     JEFFREY D. PRATT has served as Senior Vice President and Director of Risk Management for the Bank since June, 1995. Mr. Pratt joined the Company in 1987 and during his tenure has managed the Safety & Soundness Division, the Internal Asset Review Department and served as Real Estate Analyst and appraiser for the Bank's portfolios. Mr. Pratt will receive his M.B.A. from the University of California, Irvine, in June, 1999. Prior to joining the Bank, Mr. Pratt was the sole proprietor of a real estate appraisal and consulting business.

     RON WILSIE is Senior Vice President in charge of the Mortgage Banking Division of the Bank, serving since November, 1997. Mr. Wilsie has been involved in the mortgage banking industry since 1975. Prior to joining the Bank, Mr. Wilsie spent six years as Executive Vice President of Colonial Bancorp, a mortgage banking company in Newport Beach, California. From 1986 - 1991 he served as the Division President for mortgage banking at United California Savings Bank in Santa Ana, California. Mr. Wilsie earned his B.A. and M.B.A. at Michigan State University in East Lansing, Michigan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received for the three fiscal years ended December 31, 1998, by the Company's Chairman of the Board, President and Chief Executive Officer, and the next four most highly compensated executive officers in 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

     Compensation described in this table is compensation paid by the Company unless otherwise noted:

                                                                               LONG-TERM COMPENSATION
                                                                         ----------------------------------
                                                                          WESTCORP       WFS
                                           ANNUAL COMPENSATION (1)         STOCK        STOCK
                                        ------------------------------   OPTIONS(4)   OPTIONS(5)    AWARDS       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS(2)   OTHER(3)    (SHARES)     (SHARES)    (SHARES)   COMPENSATION(6)
  ---------------------------    ----   --------   --------   --------   ----------   ----------   --------   ---------------
Ernest S. Rady                   1998   $420,000   $      0   209,135      48,419       21,198          0        $ 21,999(8)
  Chairman of the Board of       1997    420,000          0         0      50,000            0          0          33,875
  Directors, President and       1996    400,000    116,000   551,121      20,000       55,000          0          48,372
  Chief Executive Officer (7)
Joy Schaefer                     1998    315,000     75,000    70,616      21,145       16,958          0           9,117(9)
  Chief Operating Officer and    1997    268,740     80,622   152,109      15,000       35,000          0          24,540
  Senior Executive Vice          1996    225,000     65,250   189,446      15,000       44,000          0          35,047
  President of the Company and
  the Bank; President, Chief
  Executive Officer, Chief
  Operating Officer and a
  Vice Chairman of the Board
  of WFS(7)
Lee A. Whatcott                  1998    200,000     56,100         0      14,772        5,870          0          10,165(10)
  Senior Vice President and      1997    175,000     58,275         0      11,000       11,000          0          21,586
  Chief Financial Officer of     1996    149,790     43,440    22,900      10,000            0          0          30,248
  the Company; Executive Vice
  President and Chief Financial
  Officer of WFS and the Bank
Richard W. Stephan               1998    189,000     43,376         0       8,397            0          0           7,312(11)
  Senior Vice President, Chief   1997    180,000     36,000         0       7,000            0          0          19,462
  Information Officer of the     1996    168,500     42,125         0       5,000            0          0          29,757
  Company and the Bank; and
  Executive Vice President of
  WFS
James R. Dowlan                  1998    230,247          0         0       8,827       16,958          0         181,571(12)
  Vice Chairman of the Board of  1997    242,500          0         0           0            0          0          29,640
  Directors of WFS               1996    210,900     61,161         0      12,000       44,000          0          36,855

---------------
 (1) The compensation of Ms. Schaefer, Mr. Stephan and Mr. Dowlan was paid by WFS. The compensation for Mr. Rady and Mr. Whatcott was paid by Westcorp.

 (2) 1996 and 1997 Bonus restated for comparison using bonus earned in the year indicated and payable the following year.

 (3) Includes the spread between market price and exercise price on Westcorp options exercised, plus, for 1996, the $3.00 per share spread between market price and exercise price of WFS SARs exercised in 1996.

 (4) Stock options for shares of Westcorp, the parent company, were awarded in the year indicated pursuant to a stock repricing program and exercisable in the future.

 (5) Stock options for shares of WFS were awarded in the year indicated pursuant to a stock repricing program and exercisable in the future. Awards in 1996 were conditioned upon the recipient's exercise of all his/her SARs.

 (6) Includes above market preferential interest accrued on salary deferral by executive under deferred compensation plans, plus Company contribution to EDP4 in 1996 and 1997 (described below), 401(k) and ESOP. A contribution of $759,313 was funded for 1998 to the Consolidated Plan (401(k) and ESOP) which benefits other employees in addition to those named in the Table. The Consolidated Plan is described below.

 (7) Effective March 23, 1999, Mr. Rady is Chairman of the Board of Directors and Chief Executive Officer. Effective March 23, 1999, Ms. Schaefer is President and Chief Operating Officer of the Company; Chief Operating Officer and Senior Executive Vice President of the Bank; Chief Executive Officer and a Vice Chairman of the Board of Directors of WFS.

 (8) Includes $16,949 in accrued above-market earnings on deferred compensation plus $5,050 employer contribution to 401(k)/ESOP Plan.

 (9) Includes $4,067 in accrued above-market earnings on deferred compensation plus $5,050 employer contribution to 401(k)/ESOP Plan.

(10) Includes $5,115 in accrued above-market earnings on deferred compensation plus $5,050 employer contribution to 401(k)/ESOP Plan.

(11) Includes $2,262 in accrued above-market earnings on deferred compensation plus $5,050 employer contribution to 401(k)/ESOP Plan.

(12) Includes $11,246 in accrued above-market earnings on deferred compensation, $5,050 employer contribution to the 401(k)/ESOP Plan and $165,275 for a one time realignment incentive payment.

                                   REPRICING

     In 1998, the Compensation Committee determined that it was in the best long-term interest of Westcorp and its subsidiaries to effectively reprice stock options which were outstanding in favor of not only the Named Executive Officers but all outstanding options by issuing new options proportionally reduced in number to reflect the new share price, based upon the book value of the Company's stock in exchange for the options outstanding. Pursuant to applicable rules, the following ten-year option repricing table is presented.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                            LENGTH OF
                                                                                                         ORIGINAL OPTION
                                    NUMBER OF       MARKET PRICE                                              TERM
                                    SECURITIES      OF STOCK AT    EXERCISE PRICE                         REMAINING AT
                                    UNDERLYING        TIME OF        AT TIME OF                              DATE OF
                                 OPTIONS REPRICED   REPRICING OR    REPRICING OR       NEW EXERCISE       REPRICING OR
        NAME            DATE      OR AMENDED(#)     AMENDMENT($)    AMENDMENT($)       PRICE(1)($)          AMENDMENT
        ----           -------   ----------------   ------------   --------------   ------------------   ---------------
Judith Bardwick        9/16/98         1,500           10.125           17.13             12.60          2 yrs., 10 mos.
Judith Bardwick        9/16/98         3,500           10.125           18.69             12.60          6 yrs., 1 mo.
Ralph Boulware         9/16/98         2,000           10.125           22.75             12.60          3 yrs., 1 mo.
Ralph Boulware         9/16/98         2,000           10.125           18.69             12.60          6 yrs., 1 mo.
James Dowlan           9/16/98        12,000           10.125           17.13             12.60          2 yrs., 10 mos.
James Dowlan           7/01/93        21,000           10.125           11.90              9.25          5 yrs.
Guy Du Bose            9/16/98         2,000           10.125           17.13             12.60          2 yrs., 10 mos.
Guy Du Bose            9/16/98         2,000           10.125           18.69             12.60          6 yrs., 1 mo.
Kevin Farrenkopf       9/16/98         4,000           10.125           17.13             12.60          2 yrs., 10 mos.
Kevin Farrenkopf       9/16/98         7,000           10.125           18.69             12.60          6 yrs., 1 mo.
Anne FitzGerald        9/16/98         3,500           10.125           17.13             12.60          2 yrs., 10 mos.
Anne FitzGerald        9/16/98         2,500           10.125           18.69             12.60          6 yrs., 1 mo.
Stanley Foster         9/16/98         1,500           10.125           17.13             12.60          2 yrs., 10 mos.
Stanley Foster         9/16/98         3,500           10.125           18.69             12.60          6 yrs., 1 mo.
Donna Lesch            9/16/98         1,000           10.125           17.13             12.60          2 yrs., 10 mos.
Mark Olson             9/16/98         3,500           10.125           17.13             12.60          2 yrs., 10 mos.
J. Keith Palmer        9/16/98         2,000           10.125           17.13             12.60          2 yrs., 10 mos.
J. Keith Palmer        9/16/98        10,000           10.125           18.69             12.60          6 yrs., 1 mo.
Jeffrey Pratt          9/16/98         2,300           10.125           17.13             12.60          2 yrs., 10 mos.
Jeffrey Pratt          9/16/98         4,000           10.125           18.69             12.60          6 yrs., 1 mo.
Ernest Rady            9/16/98        20,000           10.125           17.13             12.60          2 yrs., 10 mos.
Ernest Rady            9/16/98        50,000           10.125           18.69             12.60          6 yrs., 1 mo.
Ernest Rady            7/01/93        37,800           10.125           11.90              9.25          5 yrs.
Howard Reese           9/16/98         1,500           10.125           17.13             12.60          2 yrs., 10 mos.
Howard Reese           7/01/93        21,000           10.125           11.90              9.25          5 yrs.
Joy Schaefer           9/16/98        15,000           10.125           17.13             12.60          2 yrs., 10 mos.
Joy Schaefer           9/16/98        15,000           10.125           18.69             12.60          6 yrs., 1 mo.
Richard Stephan        9/16/98         5,000           10.125           17.13             12.60          2 yrs., 10 mos.
Richard Stephan        9/16/98         7,000           10.125           18.69             12.60          6 yrs., 1 mo.
James Tecca            9/16/98         7,500           10.125           18.69             12.60          6 yrs., 1 mo.
James Tecca            9/16/98         5,000           10.125           17.13             12.60          2 yrs., 10 mos.
Lee Whatcott           9/16/98        10,000           10.125           17.13             12.60          2 yrs., 10 mos.
Lee Whatcott           9/16/98        10,508           10.125           18.69             12.60          6 yrs., 1 mo.
Lee Whatcott           9/16/98           492           10.125           18.69             12.60          6 yrs., 1 mo.
Ronald Wilsie          9/16/98         5,000           10.125           18.69             12.60          6 yrs., 1 mo.

---------------
(1) The new exercise price of the options granted on 9/16/98 was based on book value as of that 9/16/98 date, rather than market value. The number of options were proportionately reduced based on the new grant at book value. For purposes of example only, an optionee holding 10,000 options at an exercise price of $17.13 received 7,356 options at an exercise price of $12.60.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants, only repriced grants, in the last fiscal year for Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on aggregated option exercises in the last fiscal year and fiscal year-end option values in 1998 for the Named Executive Officers.

                                                                                            VALUE OF
                                                                    NUMBER OF              UNEXERCISED
                                                                   UNEXERCISED            IN-THE-MONEY
                                                                  WESTCORP('W')           WESTCORP('W')
                                                                     OPTIONS/               OPTIONS/
                                NUMBER OF                           WFS('WF')               WFS('WF')
                                WESTCORP                             OPTIONS                 OPTIONS
                                 SHARES                           AT 12/31/98(#)         AT 12/31/98($)
                               ACQUIRED ON    VALUE REALIZED    EXERCISABLE('E')/       EXERCISABLE('E')/
            NAME               EXERCISE(1)         ($)          UNEXERCISABLE('U')    UNEXERCISABLE('E')(2)
            ----               -----------    --------------    ------------------    ---------------------
Ernest S. Rady...............   39,966(W)       209,135(W)           9,096E(W)              63,104E(W)
                                                                    48,419U(W)             335,907U(W)
                                                                        0E(WF)                  0E(WF)
                                                                   21,198U(WF)            132,488U(WF)
Joy Schaefer.................   14,376(W)        70,616(W)           9,056E(W)              62,826E(W)
                                                                    23,245U(W)             161,262U(W)
                                                                        0E(WF)                  0E(WF)
                                                                   35,636U(WF)            222,725U(WF)
Lee A. Whatcott..............           0                0           6,458E(W)              44,802E(W)
                                                                    15,822U(W)             109,765U(W)
                                                                        0E(WF)                  0E(WF)
                                                                    5,870U(WF)             36,688U(WF)
Richard W. Stephan...........           0                0          14,175E(W)              98,339E(W)
                                                                     9,447U(W)              65,539U(W)
                                                                        0E(WF)                  0E(WF)
                                                                        0U(WF)                  0U(WF)
James R. Dowlan..............           0                0           9,151E(W)              63,485E(W)
                                                                     8,827U(W)              61,237U(W)
                                                                        0E(WF)                  0E(WF)
                                                                   16,958U(WF)            105,988U(WF)

---------------
(1) Westcorp Options.

(2) Options based on the closing price on the New York Stock Exchange of Westcorp Common Stock on December 31, 1998 ($6.9375) and the closing price on NASDAQ of WFS Common Stock on December 31, 1998 ($6.25).

  EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     Westcorp executed an employment contract in 1987 with Mr. Dowlan, certain provisions of which are triggered by a change in control. Under the agreement, Mr. Dowlan is guaranteed salary for a period of 24 months from the initiation of change of control proceedings based on the average of the preceding three years' salary and bonus. Westcorp reserves the right to terminate the agreement for cause, which includes fraud or other misconduct of the employee.

     Ms. Schaefer and Mr. Whatcott are subject to written employment agreements. Ms. Schaefer's employment agreement is with WFS, while Mr. Whatcott's employment agreement is with both the Company and WFS. Both agreements were executed as of February 27, 1998 and are similar as to their terms and conditions. Each agreement establishes an initial base salary subject to annual review and provides to Ms. Schaefer and Mr. Whatcott the same basic benefits otherwise offered to those executive officers with whom no written employment agreement exists. Both employment agreements also provide that if, as a result of or following a change of control, Ms. Schaefer or Mr. Whatcott are terminated other than for cause or are required to relocate they will be entitled to two years' compensation, based upon the average of their salary and bonus for the three calendar years preceding the triggering event. Both employment agreements may be terminated by the employer at any time for cause.

CERTAIN BENEFITS

  EXECUTIVE DEFERRAL PLANS

     Effective August 1, 1985, the Company established an Executive Deferral plan ("EDP") for certain senior executives of the Company and its subsidiaries, including the Bank, as determined by the Board of Directors. A participant in the EDP may defer a portion of his or her compensation from a minimum of $2,000 a year to a maximum of 75% of his or her gross annual salary. The employer matches contributions up to 5% of a participant's annual salary, excluding bonus. After the seventh year of participation, there is a mandatory lump sum distribution to the participant of the first four years' deferrals with interest thereon at Moody's Investors Service Seasoned Corporate Bond Rate (the "Moody's Rate") plus 3%. Upon retirement following not less than 10 years participation in the EDP and the attainment of at least age 65, a participant's account will yield a compound interest rate equal to the Moody's Rate plus 8%. A participant's account balance is (i) the employer's contribution and (ii) deferrals for the fifth and subsequent years of participation. Retirement benefits are paid out over a 15-year period.

     Benefits owing under the EDP are paid by the employer through borrowings against or proceeds from insurance policies on the lives of the participants purchased by the employer.

     Effective September 1, 1988, the Company established a second Executive Deferral Plan ("EDP2") for certain participating executives as determined by its Board of Directors. A participant in EDP2 may defer a portion of compensation from a minimum of $2,000 a year to a maximum of 5% of base annual salary, excluding bonus. The employer matches contributions up to 5% of a participant's base annual salary, excluding bonus. Interest is credited to a participant's account at Moody's Rate plus 5%.

     Benefits provided by EDP2 are paid by the employer through borrowings against or proceeds from insurance policies on the lives of the participants purchased by the employer. Participants who make contributions to the Plan during or before attaining age 54, will receive distributions from the plan prior to retirement. These payments will be made on the seventh, eighth and ninth anniversaries of the annual deferral provided the participant has not died, retired or terminated employment. The amount to be paid on each of the seventh, eighth and ninth year anniversaries will be equal to the initial annual deferral amount (participant deferral plus Company match). If a participant retires from employment with the Company on or after the attainment of age 65 or ten years of plan participation, a participant's account will yield a compounded interest rate equal to Moody's plus 5 percent. Account balances of less than $25,000 will be paid in a lump sum after separation, account balances of more than $25,000 will be paid over 180 months with the interest on the unpaid balance credited at Moody's Rate.

     Effective May 1, 1992, the Company established a third Executive Deferral Plan ("EDP3") for certain participating executives as determined by its Board of Directors. A participant may defer a portion of compensation from a minimum of $2,000 a year to a maximum of 5% of base annual salary. There is no employer match in EDP3, unlike EDP1 and EDP2. Interest is credited to a participant's account at the Moody's Rate. A participant's first year's contribution plus interest will be distributed beginning in the sixth year. A participant's second year's contribution plus interest will be distributed in year seven and so on. If a participant terminates employment, he receives all deferrals plus interest.

     Effective September 1, 1995, the Company established a fourth Executive Deferral Plan ("EDP4") for certain participating executives as determined by the Board of Directors. A participant in EDP4 may defer a portion of compensation from a minimum of $2,000 per year to a maximum of 10% of base annual salary. There may be an employer match in EDP4 at the discretion of the Board of Directors.

     Additionally, employees required to take distribution from earlier EDP plans, may elect, under EDP3 and EDP4, to defer an additional amount up to the distribution they are required to take. This additional deferral is not eligible for any Company matching provisions.

     All deferrals under EDP4 are eligible for interest payments and interest is credited to a participant's account at the Moody's Rate. A participant's distributions are intended to occur upon retirement following not less than 5 years of participation in EDP4 and the attainment of at least age 65, or upon termination of employment. Participants receiving distributions can elect to receive them paid out over five, ten or fifteen years or in a lump sum option. The Plan was amended in 1997 to allow greater flexibility in changing retirement elections in the year prior to planned retirement.

  STOCK OPTION PLANS

     1991 Stock Option Plan. The stock option plan of the Company was adopted by the Board of Directors of the Company in April, 1991, and approved by its shareholders in May, 1991, (the "1991 Stock Option Plan"). Employees and directors of the Company and employees of its subsidiaries are eligible to participate under the 1991 Stock Option Plan. The 1991 Stock Option Plan is administered by the Westcorp Compensation Committee and, in such capacity, the committee selects employees and directors to whom options are to be granted and the number of shares to be granted based on established criteria. No further options may be granted under the 1991 Stock Option Plan after April 15, 2001.

     Options granted under the 1991 Stock Option Plan may be either "incentive stock options" or "non-qualified options" within the meaning of the Internal Revenue Code ("the Code") . However, only non-qualified options may be granted to directors who are not also employees. The term of the options may not exceed 10 years from the date of grant. However, optionees who own, prior to a grant, directly or indirectly, 10.0% or more of the outstanding Common Stock of the Company, may not be granted "incentive stock options" with a term greater than 5 years. Options may be terminated earlier, however, in the event of the death or disability of the optionee or the optionee ceasing to perform services for Westcorp or its subsidiaries, as provided in the 1991 Stock Option Plan. The options are also subject to all of the other terms and conditions of the written stock option agreement between the optionee and Westcorp. In 1998, a total of 355,225 options were granted, of which 37,500 were new grants and 317,725 were options granted pursuant to a voluntary stock repricing program. Pursuant to that repricing program during 1998, Westcorp repriced most of the options outstanding by replacing those options with new options. The 317,725 repriced options granted is a number that was proportionately reduced from 405,250 options held before the repricing in order to reflect the new exercise price. All option holders taking part in this repricing program forfeited their existing options and were issued a reduced number of new options at a reduced exercise price.

     As a result of several events, including increased losses resulting from extraordinary increases in the rate of bankruptcies beyond historical highs and dislocations following the consolidation and restructuring of the Company's business lines, as well as the direct effect of the charges taken upon those restructurings, the market price of the Company's stock has been adversely affected. The market price of the Company's stock was significantly below the exercise price of stock options previously granted to Named Executive Officers, as well as those granted to other employees and to some directors of Westcorp and its subsidiaries. As such, the essential value of stock options as a device to incentivize the Named Executive Officers and other option holders and to induce them to focus on long-term profitability at the expense of short-term gain was lost. The Compensation Committee also appreciated that the Named Executive Officers took the significant acts necessary to complete the restructuring of the Company's business, notwithstanding the immediate and negative effect that activity would have upon their options. Accordingly, the Compensation Committee determined that it was in the best long-term interest of Westcorp and its subsidiaries to effectively reprice the options which were outstanding in favor of not only the Named Executive Officers but all outstanding options by issuing new options proportionally reduced in number to reflect the new share price, based upon the book value of the Company's stock in exchange for the options outstanding.

     In the aggregate, 3,150,000 shares of Westcorp Common Stock may be the subject of options granted under the 1991 Stock Option Plan. However, the number of shares subject to options granted under that plan (and the exercise prices for the options) are subject to adjustment in the event of any change in the outstanding shares of Westcorp as a result of stock dividends, stock splits or conversions of shares. If any option expires or terminates without having been exercised in full, the unpurchased shares become available again for purposes of future incentive and non-qualified stock options to be granted under the 1991 Stock Option Plan.

  WFS STOCK OPTION PLAN

     In 1996, WFS adopted the WFS 1996 Stock Option Plan ("WFS Plan"). In the aggregate, 550,000 shares of WFS Common Stock were the subject of options which may be granted pursuant to the WFS Plan. In 1997, the WFS Plan was amended to increase WFS shares subject to the Plan to 1,100,000. Certain options granted under the WFS Plan are intended to qualify as "incentive stock options" within the meaning of the Code with other options to be "non-qualified" options; options may also be granted under the WFS Plan that are not intended to qualify as "incentive stock options". Options may be granted under the Plan to employees and directors. Options may be granted under the WFS Plan to any WFS optionee who, in the opinion of the Compensation Committee, is or gives promise of becoming of exceptional importance to WFS because of experience and ability. The Compensation Committee has the discretion to determine the amounts and times of exercise of options. In 1998, a total of 326,052 options were granted, of which 38,200 were new grants and 287,852 were options granted pursuant to a voluntary stock repricing program. Pursuant to that repricing program during 1998, WFS repriced most of the options outstanding by replacing those options with new options. The 287,852 repriced options granted is a number that was proportionately reduced from 624,539 options held before the repricing in order to reflect the new exercise price. All option holders taking part in this repricing program forfeited their existing options and were issued a reduced number of new options at a reduced exercise price. The options were repriced in the same manner as were the options for Westcorp described above.

  CONSOLIDATED PLAN

     Westcorp's Employee Stock Ownership and Salary Savings Plan (the "Savings Plan") was adopted originally in 1982. It subsequently was amended and restated in 1985. The Internal Revenue Service determined that the Savings Plan was a qualified plan under Section 401(a) of the Code and met the requirements of
Section 401(k) of the Code. The first amendment to the restated Savings Plan was adopted in 1986. The Westcorp Employee Stock Ownership Plan (the "ESOP") was adopted originally in 1975. The ESOP was restated in 1985, and a determination letter was issued by the Internal Revenue Service in 1986 stating that the ESOP was a qualified plan under Section 401(a) of the Code. The first amendment to the restated plan was adopted in 1986. Effective January 1, 1990, the Savings Plan and the ESOP were consolidated in the Westcorp Employee Stock Ownership and Salary Savings Plan (the "Consolidated Plan").

     The Consolidated Plan is administered by an Administration Committee appointed by the Board of Directors, which committee consists of at least three members. All employees of the Company and its subsidiaries are eligible to participate in the Consolidated Plan after satisfaction of minimum service and age requirements. Each year the Company may, in its discretion, make an ESOP contribution to the Consolidated Plan. Each participant is credited with one "unit" for each $100 in earnings paid to such participant by the employer in that year, and an additional "unit" for each full year of service to the employer. If the Company makes an ESOP contribution, it is allocated to each participant's ESOP Contribution Account (as defined in the Consolidated Plan) in the same proportion as that participant's "units" bear to the total number of "units" credited to all participants for that year. Eligible employees may also elect to contribute from 1.0% to 10.0% of their earnings to a Salary Savings Contribution Account (as defined in the Consolidated Plan). Each year the employer may, in its discretion, make a matching employer contribution which is allocated to the Matching Contribution Account (as defined in the Consolidated
Plan) for each participant that makes a Salary Savings contribution for such year. If the Company makes a matching employer contribution, it is allocated to the

Matching Contribution Account in the same proportion that each employee's contribution of up to 6.0% of earnings bears to the total of all contributions of up to 6.0% of earnings. The Company's annual contribution to a participant's ESOP Contribution Account and Matching Employer Contribution Account, and a participant's contribution to such participant's Salary Savings Contribution Account, may not exceed in the aggregate the lesser of 25.0% of such participant's annual compensation or one-fourth of the dollar limitation established under Section 415(b)(1)(A) of the Code.

     The Company's contributions to a participant's ESOP Contribution Account are invested in Westcorp common stock or approved investments at the direction of the plan administrator. Each participant who has completed ten years of service and has attained the age of 55 may also direct the plan administrator to diversify the investments allocated to such participant's ESOP Contribution Account. A participant's contributions to his or her Salary Savings Contribution Account are invested by the plan administrator in fixed income, stock or other permitted investment alternatives selected by the participant. The plan administrator selects the investment alternatives for the amount contributed by the employer to the Matching Employer Contribution Account. Interest, earnings, dividends, gains and losses are allocated to each participant's ESOP Contribution Account, Salary Savings Contribution Account and Matching Employer Contribution Account, as the case may be, in the proportion such account bears to the total accounts of all participants in that investment alternative. Shares of Westcorp common stock allocated to any of a participant's accounts are voted in accordance with the proxy of such participant. Each participant is also entitled to direct the plan administrator regarding the exercise of rights, other than voting rights, arising in connection with shares of Westcorp common stock allocated to such participant's accounts.

     Participants have a 100% non-forfeitable interest in the value of their Salary Savings Contribution Account at all times. The participant's interest in his or her ESOP Contribution Account and Employer Matching Contribution Account becomes 20.0% vested after the completion of three calendar years of service. An additional 20.0% becomes vested each following year, until the participant completes 7 years of service and the participant's interests become fully vested.

     A participant is entitled to receive all benefits under the Consolidated Plan, whether or not vested, upon death, permanent disability, or retirement upon attainment of at least age 65. Upon termination of employment for any other reason, participants will receive the full amount of their Salary Savings Contribution Account and the vested portions of their ESOP Contribution Account and Matching Employer Contribution Account.

     The Company funded a $759,313 contribution to the Consolidated Plan for 1998, which provided for a salary savings matching contribution by Westcorp but no contribution to the ESOP Contribution Account.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. Each member of the Compensation Committee is a non-employee director. The members of the Company's Compensation Committee are the same as the members of the Bank's Compensation Committee. Accordingly, the Compensation Committee generally sits and deliberates concurrently as the committee for the Bank and the Company and considers both performance with respect to the Company and of Westcorp and its subsidiaries as a whole in making its compensation determinations.

COMPENSATION PHILOSOPHY

     Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholder. The Compensation Committee endorses the belief that stock ownership by management and the granting of stock options to senior executives and key employees furthers that goal and fosters decision-making by its key employees with the Company's long-term safety and soundness in mind. Peer compensation information is obtained from a variety of surveys and, in 1998, a thorough review of market information for the Company's size and location was undertaken. Peer information for the Company's performance was compiled from a number of sources, including Watson Wyatt Worldwide.

     The compensation plans and programs are structured to integrate pay with the Company's annual and long-term performance goals. The plans and programs are designed to recognize initiative and achievement and to assist the Company in attracting and retaining qualified executives. In furtherance of these goals, annual base salaries are generally set at or below competitive levels so that the Company relies to a large degree on annual incentive compensation to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. For the longer term, incentive stock options are awarded by the Company, the stock of which is publicly traded. Incentive compensation is variable and closely tied to corporate, business unit and individual performance in a manner that encourages a sharp and continuing focus on building profitability and shareholder value. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year the total compensation of the Company's executives may be more or less than the executives of the Company's competitors, depending upon the Company's or the individual business unit's performance.

     In evaluating the performance and setting the incentive compensation of the Chief Executive Officer and other senior executives, the Compensation Committee takes into account their consistent commitment to long-term success of the Company through conservative management of certain business units and aggressive management of other business units as dictated by existing and anticipated market conditions. Certainly the Compensation Committee expects and rewards recognition by the Chief Executive Officer and senior executives of both adverse and advantageous market conditions for each of the Company's major businesses.

     At the beginning of each year, performance goals to determine annual incentive compensation are established for each business unit and for each executive. Financial goals include overall profitability, loan volume growth, operating earnings, loan delinquency levels and return on equity and return on assets, Community Reinvestment Act results, cost controls and productivity. The most weight is given to profitability as it relates to established goals. Management goals were established at the beginning of 1998 for those executives and managers who do not manage business units with direct financial goals. These goals were tailored to the particular functions required to be performed. After the close of the fiscal year, generally in early January, performance against these goals and objectives is measured on both a predetermined arithmetic method and, to a certain extent, on subjective evaluation, in light of market conditions for the particular business unit. The results of these evaluations are then considered by the Compensation Committee when determining the amounts to be awarded (which appear as "Bonus" in the Summary Compensation Table).

     Most of the business units of the Company performed substantially in accordance with their established budget. As a result, the senior executives of those business units received bonuses in an amount slightly less than a full performance bonus. The senior executives of other business units of the Company which failed to meet performance goals by wider margins received either significantly lower or no performance bonuses.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the Chief Executive Officer's compensation for 1998, the Compensation Committee discussed and considered all of the factors discussed above.

     In addition, target versus actual operating performance of the Company overall, and various subjective performance criteria were utilized to determine the extent to which the targeted annual bonus to the Chief Executive Officer would be paid. The Committee analyzed his performance in comparison to specific management objectives established at the beginning of the year. In addition, the Compensation Committee evaluated how the Company, as a whole, performed, as measured against its peers.

     The Compensation Committee considered the factors stated above in deciding that no bonus would be awarded for 1998. The Committee established 1999 management objectives for the CEO.

STOCK OPTION GRANTS

     The Company uses stock options as long-term incentives and expects that it will continue to use this compensation alternative in the future. In 1991, the Company adopted, and the shareholders approved, the 1991 Stock Option Plan that made 3,150,000 shares of common stock of the Company available for such purposes. The 1991 Stock Option Plan is described above. The Compensation Committee grants incentive stock options to employees of the Company and its subsidiaries and views such grants less as compensation and more as an incentive mechanism. (Certain grants of Westcorp and WFS stock options were made in 1998 to some executives as shown in the Summary Compensation Table, and to other key employees, and will also be disclosed in the Company's 10-K, and the WFS 10-K and proxy for their annual meetings to be held on April 27, 1999.)

OTHER COMPENSATION PLANS

     Other compensation benefits have from time to time been established for the benefit of senior executives and other managers and officers of the Company, each of which are discussed in the above materials. The results of these compensation plans on the most highly compensated executives are reflected in the Compensation Table.

POLICY REGARDING COMPLIANCE WITH I.R.C. SEC. 162(M)

     Section 162(m) of the Internal Revenue Code, as enacted by the Omnibus Budget Reconciliation Act of 1993, provides in general that, beginning in 1994, compensation paid to certain Executives of publicly held corporations will not be deductible for federal income tax purposes to the extent it exceeds $1,000,000 per year unless certain conditions are met. It is the present policy of the Compensation Committee that individual compensation shall not exceed the deductibility requirements of Internal Revenue Code, Section 162(m) and the Company intends to take the necessary steps to comply, but also reserves the right to enter into incentive and other compensation arrangements that do not so comply when it determines that the benefits to the Company outweigh the cost of the possible loss of federal income tax deductions.

                                          COMPENSATION COMMITTEE

                                          Charles E. Scribner, Chairman
                                          Judith M. Bardwick
                                          Robert T. Barnum

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph depicting the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S & P 500 Index and a compiled peer group for the period of five fiscal years commencing January 1, 1994, and ending December 31, 1998.

     Due to the merger of H. F. Ahmanson & Co. with Washington Mutual, Inc., the Company elected to change its peer group index from the S & P Industry Group to one that it felt was a more appropriate measurement. Because of the merger, the former peer group index would have only included two comparative industry peer issuers, and the Company is of the opinion that the new peer group, SIC Code 6035 Federal Savings Institutions Index, provides a more appropriate representative comparison.

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Westcorp specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                                AMONG WESTCORP,
                        S&P 500 INDEX AND SIC CODE INDEX
                                      LOGO

                     ASSUMES $100 INVESTED ON JAN. 01, 1994
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1998

            SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND NOMINEES

     The following table sets forth, as of December 31, 1998, certain security ownership information as to (a) the person who is beneficial owner of more than 5% of the outstanding shares of the Common Stock, (b) each Director and nominee of the Company, (c) each of the Named Executive Officers and (d) all

Officers and Directors of the Company as a group. Management knows of no person, other than the person set forth below, who owns more than 5% of the outstanding shares of Common Stock.

                                                                               SHARES OF
                                                                              COMMON STOCK
                                                                              OF WESTCORP
                                                                              BENEFICIALLY
                                                                              OWNED AS OF
                                                                              DECEMBER 31,    PERCENT OF
               NAME                          POSITION WITH WESTCORP               1998         CLASS(1)
               ----                          ----------------------           ------------    ----------
Ernest S. Rady                      Chairman of the Board, President, Chief    17,053,830(3)    64.42%
                                    Executive Officer and Director(2)
Stanley E. Foster                   Director                                      186,039(4)     0.70%
Judith M. Bardwick                  Director                                        5,513(5)       --(6)
Howard C. Reese                     Director                                       53,939(7)     0.20%
Charles E. Scribner                 Director                                       27,000        0.10%
Robert T. Barnum                    Director                                       15,000          --(6)
Roy A. Henderson                    Director                                            0
Joy Schaefer                        Chief Operating Officer and Senior             22,251(8)       --(6)
                                    Executive Vice President; President,
                                    Chief Executive Officer, Chief Operating
                                    Officer and a Vice Chairman of the Board
                                    of Directors of WFS(2)
Lee A. Whatcott                     Senior Vice President and Chief                14,417(9)       --(6)
                                    Financial Officer; Executive Vice
                                    President and Chief Financial Officer of
                                    WFS
James R. Dowlan                     Director, WFS                                  31,923(10)    0.12%
Richard W. Stephan                  Senior Vice President and Chief                15,530(11)      --(6)
                                    Information Officer
Directors and Officers as a Group
  (21 persons)                                                                 17,459,662       65.95%

---------------
 (1) The percentages are calculated on the basis of the number of shares outstanding, plus the number of shares which such person or group has a present right to acquire pursuant to the exercise of stock options within 60 days of December 31, 1998. All shares are Common Stock.

 (2) Effective March 23, 1999, Mr. Rady is Chairman of the Board of Directors and Chief Executive Officer. Effective March 23, 1999, Ms. Schaefer is President and Chief Operating Officer of the Company; Chief Operating Officer and Senior Executive Vice President of the Bank; and Chief Executive Officer and a Vice Chairman of the Board of Directors of WFS.

 (3) Includes beneficial ownership of 9,096 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans plus ESOP/401K shares as of December 31, 1998. Mr. Rady disclaims beneficial ownership of 36,013 shares owned by the DHM Trust #2.

 (4) Includes beneficial ownership of 1,213 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans.

 (5) Consists of beneficial ownership of 5,513 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans.

 (6) Less than 0.1%.

 (7) Includes beneficial ownership of 8,242 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans plus ESOP/401K shares as of December 31, 1998.

 (8) Includes beneficial ownership of 9,056 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans plus ESOP/401K shares as of December 31, 1998.

 (9) Includes beneficial ownership of 6,458 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans plus ESOP/401K shares as of December 31, 1998.

(10) Includes beneficial ownership of 9,151 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans, plus ESOP/401K shares as of December 31, 1998.

(11) Includes beneficial ownership of 14,175 shares which may be acquired within 60 days of December 31, 1998, pursuant to stock options awarded under Stock Option Plans, plus ESOP/401K shares as of December 31, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by regulations of the Securities and Exchange commission to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1998 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except James Tecca, Executive Vice President of the Bank, filed two Form 4's late, and Robert Barnum, a Director of the Company, did not file a Form 4 on a stock transaction during 1998.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             WHO ARE NOT MANAGEMENT

     As of March 29, 1999, no person or group other than Mr. Rady was known to the Company to have owned beneficially more than 5% of the outstanding shares of the Company's Common Stock.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the international accounting firm of Ernst & Young LLP, certified public accountants, serves the Company as its auditors at the direction of the Board of Directors of the Company. One or more representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     This matter is not required to be submitted for shareholder approval, and although shareholder approval is not binding, the Board of Directors has elected to seek ratification of the appointment of Ernst & Young LLP by the affirmative vote of a majority of the shares represented and voted at the Meeting.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Shareholders who wish to present proposals for action at the 2000 Annual Meeting should submit their proposals in writing and in conformance with the bylaws to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no fewer than 30 days, nor more than 60 days, prior to the date of the scheduled Annual Meeting for inclusion in next year's Proxy Statement and proxy card. The scheduled date of the Annual Meeting may be obtained from the Secretary after January 1, 2000.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report to Shareholders of the Company for the year ended December 31, 1998, including audited consolidated financial statements, has been mailed to the shareholders, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), is included in the Annual Report; an additional copy will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Guy Du Bose, Esq., Westcorp, 23 Pasteur Road, Irvine, California 92618. If Exhibit copies are requested, a copying charge of $.20 per page will be made

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Guy Du Bose
                                          Secretary

Irvine, California
March 29, 1999

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

REVOCABLE PROXY

                                    WESTCORP
                                 23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
                         OF WESTCORP ON APRIL 27, 1999.

     The undersigned appoints Ernest S. Rady (and in his absence or inability to serve, Joy Schaefer as alternate proxy) with the power to appoint his substitute, as proxy and hereby authorizes him and his alternate to represent and to vote all of the shares of Common Stock held of record by and standing in the name of the undersigned on March 8, 1999, at the Annual Meeting of Shareholders of WESTCORP, to be held April 27, 1999, or any adjournment thereof, in accordance with the instructions below and IN FAVOR OF ANY PROPOSAL AS TO WHICH NO INSTRUCTION IS INDICATED.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY BEING PRESENT AT THE ANNUAL MEETING AND ELECTING TO VOTE IN PERSON.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                          (Proxy continued on reverse)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                                      Please mark your votes as
                                                      indicated in this example.
                                                      [X]

                                                                       WITHHOLD          WITHHOLD
                                                                       AUTHORITY         AUTHORITY
                                                                      TO VOTE FOR    TO VOTE FOR ANY
                                                                      ALL NOMINEES      INDIVIDUAL
                                                            FOR       LISTED BELOW        NOMINEE
1.   ELECTION OF DIRECTORS

      Nominees: Howard C. Reese,                            [ ]           [ ]              [ ]
                Charles E. Scribner,
                Robert T. Barnum and
                Roy A. Henderson to serve as
                Class I Directors of the Company.

     WITHHOLD AUTHORITY to vote for any INDIVIDUAL nominee. Write name of such nominee below.

                                                            FOR         AGAINST          ABSTAIN

2.   APPROVE THE ADOPTION OF THE AMENDED AND                [ ]           [ ]              [ ]
     RESTATED 1991 STOCK OPTION PLAN.

                                                            FOR         AGAINST          ABSTAIN

3.   RATIFICATION OF THE APPOINTMENT OF ERNST &             [ ]           [ ]              [ ]
     YOUNG LLP, AS THE INDEPENDENT AUDITORS
     OF THE COMPANY FOR FISCAL YEAR 1999.

4. OTHER BUSINESS. In accordance with the recommendation of the Company's Board of Directors, the Proxy is authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof.



I expect to attend the Meeting. [ ]

Number of Shares Owned:_________________________________________________________

Signature:_______________________  Signature:_________________  Date____________

Please date this Proxy and sign your name exactly as it appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized Officer. If a partnership, please sign in partnership name by authorized person.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------